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                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement       [ ]  Confidential, for Use of the
                                            Commission Only (as permitted by
                                            Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement

[x]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                      EQUITY RESIDENTIAL PROPERTIES TRUST
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                (Name of Registrant as Specified in Its Charter)


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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
     0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transactions applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing Party:

     (4) Date Filed:


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                           [EQUITY RESIDENTIAL LOGO]

                           TWO NORTH RIVERSIDE PLAZA
                            CHICAGO, ILLINOIS 60606


                               IMPORTANT REMINDER

Dear Equity Residential Properties Trust Shareholder:

     The special meeting of shareholders of Equity Residential Properties Trust ("EQR") will take place on Thursday, October 15, 1998. THIS LETTER IS TO REMIND YOU THAT YOUR VOTE IS IMPORTANT TO US NO MATTER HOW MANY SHARES YOU OWN.

     As detailed in the proxy statement previously mailed to you, we are seeking your vote to approve, among other things, the tax free merger of Merry Land & Investment Company, Inc. ("Merry Land") with EQR. Once the merger becomes effective, shareholders of Merry Land will become shareholders of EQR.

     The merger represents an opportunity for EQR to continue to build an integrated network of properties across the country. The acquisition of Merry Land will solidify EQR's leadership position in the multifamily property industry and EQR as one of the largest publicly traded multifamily REITs (based on the aggregate market value of its outstanding equity capitalization). The Merry Land properties will also expand the geographic focus of EQR's operations in the southern United States. With the addition of Merry Land's 118 apartment properties, EQR will own 656 apartment properties consisting of 187,543 units.

     YOUR BOARD OF TRUSTEES HAS APPROVED THE MERGER AND BELIEVES THE MERGER IS IN THE BEST INTEREST OF EQR AND ITS SHAREHOLDERS, AND RECOMMENDS THAT ALL SHAREHOLDERS VOTE FOR APPROVAL OF THE MERGER.

     To date your proxy has not been received. We encourage you to read carefully the joint proxy statement previously mailed to you and vote promptly using the enclosed duplicate proxy form. If it is convenient, you may also vote by telephone or the Internet. Simply follow the instructions included with this letter.

     REMEMBER A FAILURE TO VOTE WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE MERGER SINCE THE MERGER PROPOSAL REQUIRES THE APPROVAL OF MORE THAN 50% OF THE OUTSTANDING EQR COMMON SHARES.

     If you need another copy of the joint proxy statement or have any questions, please contact our proxy solicitor, MacKenzie Partners, Inc., toll free at (800) 322-2885 or (212) 929-5500 (call collect).

     We appreciate your prompt attention to voting your shares and thank you for your continued interest in your company.

                                          Sincerely,

                                          /s/ Douglas Crocker II
                                          Douglas Crocker II,
                                          Chief Executive Officer, President and
                                          Trustee
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                      INSTRUCTIONS FOR VOTING BY TELEPHONE

       - Call the 800 telephone number located in the upper left of the enclosed proxy

       - Use your 12 digit control number which is located above Proposal 1 to access the voting menu
                    INSTRUCTIONS FOR VOTING VIA THE INTERNET

       -      Contact www.PROXYVOTE.com

       - Use your 12 digit control number which is located above Proposal 1 to access the voting screen

          If you have any questions, or need assistance in voting your shares,
        please contact our proxy solicitor, MacKenzie Partners, Inc. at

          (800) 322-2885 (toll-free) or (212) 929-5500 (call collect).